CUSIP NO. 49842P103
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                                    EXHIBIT B

                   Transactions in Common Stock of The Company
                           Within the Last Sixty Days



                    No. of Shares
Trade Dates         Purchased/Sold       Cost Per Share         Type
-----------         --------------       --------------         ----
  2/6/98                2,900                21.790              P
  2/9/98                1,500                22.011              P
  2/9/98                10,000               22.250              P
  2/10/98               20,000               22.700              P
  2/11/98               2,000                23.040              P
  2/11/98               50,000               23.000              P
  2/13/98               11,800               22.853              P
  2/13/98               85,000               22.875              P
  2/13/98               1,700                23.000              P
  2/18/98               50,000               22.375              P


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